SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): January 30, 2006


                                LAM LIANG CORP.
                        --------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Nevada                     333-121127           20-1740044
-------------------------------  ---------------   -------------------
(State or other jurisdiction of   (Commission       (I.R.S. Employer
 incorporation or organization)    File Number)    Identification No.)

                    Unico House (Unit 12D/1) 12th Floor
                     29/1 Soi Langsuan, Ploenchit Road
                          Bangkok 10330 Thailand
              ---------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               662-652-2588
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)

                                  (NONE)
           ------------------------------------------------------
                            FORMER NAME AND ADDRESS


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ITEM  4.01.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


On January 27, 2006, Registrant's certifying accounting firm, Franklin Griffith & Associates, advised Registrant that it had merged with another accounting firm; was in the process of withdrawing from the PCAOB; and was no longer performing public company audits. As a result, on January 27, 2006, Registrant's Board of Directors unanimously approved the appointment of the new merged firm, De Joya Griffith & Company, 2425 W. Horizon Ridge Parkway, Henderson NV 89052, a PCAOB registered firm, as its certifying accounting firm.

From the date of appointment in March 2005 through January 27, 2006, there were no disagreements with Franklin Griffith & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Franklin Griffith & Associates' satisfaction, would have caused Franklin Griffith & Associates to make reference to the subject matter in connection with its reports and/or reviews of Registrant's consolidated financial statements during Registrant's most recent fiscal year, none of the reportable events described in Item 304(a)(1)(iv) of Regulation S-B occurred.

Registrant has provided Franklin Griffith & Associates, as well as the new merged firm of De Joya Griffith & Company with a copy of the disclosures it is making in response to this Item and has requested they provide a letter concurring with such statements to the Commission.


ITEM  9.01.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

c)  Exhibits:

Exhibit No.    Description
----------     -----------
  16	       Letter of former accountant


                          Signatures
                          ----------
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  LAM LIANG CORP., Registrant

Date:  February 2, 2006           /s/ Dr. Anchana Chayawatana
                                  --------------------------------------
                                  By: Dr. Anchana Chayawatana, President



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